Exhibit 10.39
Standard Non-plan Option Award Agreement

THIS OPTION, AND ANY SECURITIES WHICH MAY BE ACQUIRED UPON THE EXERCISE OF THIS OPTION, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS AN EXEMPTION FROM THE REQUIREMENT OF SUCH REGISTRATION IS THEN AVAILABLE (AND, IF REASONABLY REQUESTED BY THE COMPANY, DEMONSTRATED BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

OPTION TO PURCHASE
(NUMBER) SHARES OF COMMON STOCK
PAR VALUE $0.01 PER SHARE
OF UNITED THERAPEUTICS CORPORATION

     For value received, «Title» «First Name» «Last Name», an individual residing in «State» (the “Optionee”), is entitled to subscribe for and purchase from United Therapeutics Corporation, a Delaware corporation (the “Company”), from (DATE) (the “Option Award Date”), «Stock_Options» shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a price equal to the closing price of the Common Stock on the NASDAQ market of «Dollar_Value» per share (the “Exercise Price”). The Shares issuable pursuant to this Option are subject to the vesting schedule set forth below. The Optionee’s right to purchase Shares pursuant to this Option shall terminate ten years from the Option Award Date.

     This Option is subject to the following additional provisions, terms and conditions:

     1.     Vesting. This Option shall be fully vested in the Optionee on the «Vesting Dates» so long as Optionee remains fully employed with United Therapeutics or its subsidiaries.

     The Option shall be an inducement option granted outside any equity incentive plan adopted by the Company. The Option shall be fully exercisable once vested, but in any event must be exercised not later than ten years from the Option Award Date.

     Notwithstanding the foregoing, the Option shall become fully vested and immediately exercisable in full upon the earlier to occur of (i) the closing date of the sale of all or substantially all of the Company’s assets, or (ii) the execution of a definitive agreement of any merger in which the Company is a party but not the surviving corporation and the stockholders of the Company own, immediately after such merger, less than 50% of the equity securities of the surviving corporation.

     2.     Exercise of Option.

            a.     Manner of Exercise. This Option may be exercised by the Optionee, in whole or in part, with written notice of exercise to the Company in the form provided at Attachment A hereto at the principal office of the Company (which, for the purposes of this Option, shall be deemed to be the Company’s address for notice purposes as provided in Section 8 below) accompanied by payment (in cash, certified check or bank draft payable to the order of the Company) of the Exercise Price multiplied by the number of Shares for which this Option is being exercised.

            b.     When Exercise Effective. Each exercise of this Option shall be deemed to have been effected on the date on which the Optionee provides the Company with the deliveries contemplated by Section 2(a) above.

            c.     Delivery of Stock Certificates. Unless the Company has registered the Shares underlying Optionee’s Option on a Form S-8 or otherwise, the certificates representing the Shares upon any exercise of this Option shall bear the restrictive legend set forth in Section 9 below and shall be delivered to the Optionee promptly following such exercise. A new Option exercisable for the number of Shares, if any, with respect to which this Option shall not have been exercised shall also be delivered to the Optionee.

     3.     Shares Issuable Upon Exercise.

            a.     Reserved. The Company covenants and agrees that, upon issuance pursuant to an exercise of this Option in accordance with its terms, the Shares shall be duly authorized and validly issued, fully paid and nonassessable. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Option, such number Shares as shall be issuable from time to time upon the exercise of this Option.

            b.     Restricted Securities. Optionee acknowledges that the Company is issuing this Option in reliance on the exemption from registration provided in Section 4(2) of the Securities Act. Optionee acknowledges that the Shares to be issued upon the exercise of this Option may be unregistered at the time of exercise and, in such event, Optionee agrees that the Shares be issued upon the exercise of this Option may only be offered, sold or transferred if registered under the Securities Act or pursuant to an exemption from the registration requirements thereunder. Optionee understands that absent registration of the Shares to be issued upon the exercise of this Option under the Securities Act, compliance with an applicable exemption under the Securities Act is required for a sale or other disposition of such shares. Optionee understands that, so long as the legend provided in Section 9 below may remain on the certificates representing the Shares to be issued upon the exercise of this Option, the Company may maintain appropriate “stop transfer” orders with respect to such shares on its books and records and with its registrar and transfer agent.

     4.     Adjustment. The Exercise Price and/or the number and type of securities issuable upon any exercise of this Option shall be subject to adjustment from time to time as provided in this Section 4.

            a.     If the Company at any time divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise) and conversely, if the outstanding shares of its Common Stock are combined into a smaller number of shares, the number of Shares available upon any exercise of this Option and the Exercise Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in outstanding shares.

            b.     If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, other securities or assets with respect to or in exchange for such shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder of this Option shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Option and in lieu of the Shares immediately theretofore purchasable upon the exercise of this Option, such shares of stock, other securities or assets as would have been issued or delivered to the Optionee if the Optionee had exercised this Option and had received such Shares prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation or merger unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger shall assume by written instrument executed and mailed to the Optionee (i) the obligation to deliver to the Optionee such shares of stock, other securities or assets as, in accordance with the foregoing provisions, the Optionee may be entitled and (ii) the other obligations of the Company set forth in this Option.

            c.     Promptly following any adjustment under this Section 4, the Company shall give written notice thereof (by first class mail, postage prepaid) to the Optionee (at the Optionee’s address as shown on the books of the Company), which notice shall state the Exercise Price and number of Shares (or other securities or assets) resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     5.     No Rights as Stockholder; Notice. The Optionee shall not by virtue of this Option be entitled to any rights of a stockholder of the Company. However, the Company shall give notice to the Optionee if at any time prior to the expiration or exercise in full of this Option any of the following events shall occur:

     (a)  the Company shall declare any dividend or distribution with respect to its capital stock;

     (b)  a dissolution, liquidation or winding up of the Company shall be proposed; or

     (c)  a capital reorganization or reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, any transaction or series of transactions in which more than fifty percent (50%) of the voting securities of the Company are transferred to another person, or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety.

     Such giving of notice shall be effected at least five (5) business days prior to the date fixed as a record date or the date of closing of the Company’s stock transfer books for the determination of the stockholders entitled to such dividend or distribution, or for the determination of the stockholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the closing date or the date of closing the stock transfer books, as the case may be.

     6.     Registered Owner. This Option is not transferable and the Company shall treat the Optionee as the owner for all purposes.

     7.     Loss, Theft, Destruction, or Mutilation. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Option and either (in the case of loss, theft or destruction) indemnification satisfactory to the Company or (in the case of mutilation) the surrender of this Option for cancellation, the Company will execute and deliver to the Optionee, without charge, an Option of like denomination.

     8.     Notices. Except as otherwise provided herein, any notice or demand desired or required to be given hereunder shall be in writing and given by personal delivery, certified or registered mail or air courier addressed as follows:

If to the Company:	Martine Rothblatt United Therapeutics Corporation 1110 Spring Street Silver Spring, Maryland 20910

If to Optionee:	«Title»«FIrstName»«LastName»

or to such other address as the party to receive the notice or request shall designate by notice to the other. Any notice or request shall be deemed given when received.

     9.     Legend. Unless the Company has registered the Shares on a Form S-8 or otherwise, the Company will cause each certificate representing Shares issued upon exercise of this Option to bear legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933 (the “1933 Act”) or state securities laws and may not be sold or transferred without such registration or in compliance with an applicable exemption from such registration.”

     10.     Taxes. The Optionee shall be solely responsible for the payment all taxes that Optionee may incur in connection with the issuance, delivery or exercise of this Option (as well as the issuance or delivery of Shares upon any exercise of this Option).

     11.     Miscellaneous. Neither this Option nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The terms of this Option shall be binding upon the successors of the Company. The Section headings in this Option are for purposes of references only and shall not limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the Company has caused this Option to be signed and delivered by its duly authorized officer as of (DATE).

United Therapeutics Corporation a Delaware corporation

By: Fred Hadeed, Chief Financial Officer

AWARDEE (Signature) (Printed Name/Address)

Attachment A

UNITED THERAPEUTICS CORPORATION
OPTION EXERCISE
NON-PLAN
(To be signed only upon an exercise of the Option)

United Therapeutics Corporation
1110 Spring Street, Silver Spring, MD 20910
Attn: Compensation Committee c/o Therese Fergo, M.B.A., Staff Vice President of Employee and Shareholder Relations

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the Option Award Agreement dated                   for                      shares of Common Stock* (“Option Shares”) at $                /share, and to purchase thereunder by (CHECK ONE OF THE FOLLOWING AS APPLICABLE), (subject to approval by the General Counsel):

[ ] exercise and hold with payment by cash or check (enclosed herewith), or

[ ] cashless exercise
          [ ] by the surrender of previously owned shares
          [ ] by broker sale “cashless exercise”

and, requests that a certificate for the Option Shares be issued to me at the below listed address:

Name Address

Social Security No.

Dated: ,

Signature:	Name (please print)

APPROVED BY GENERAL COUNSEL                                                       Dated:

* If the number of Option Shares shall not be all the Option Shares purchasable upon exercise of the Option represented by the Option Award Agreement, the balance of the Option Shares purchasable upon exercise of the Option shall be evidenced by a new Option Award Agreement between the Company and the undersigned indicated and delivered to the address stated above.